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                                                                    Exhibit 23.2



                         INDEPENDENT AUDITORS' CONSENT



To The Board of Directors of
  DBT Online, Inc.

We have issued our reports dated August 12, 1999 regarding the consolidated financial statements of I.R.S.C., Inc. and subsidiaries for each of the two years in the period ended December 31, 1998, appearing in the Annual Report on Form 10-K of DBT Online, Inc. for the year ended December 31, 1999. We consent to the incorporation by reference of said reports in the Registration Statements of DBT Online, Inc. on Form S-8 (Registration Nos. 333-11235 and 333-41313).




                                                       CORBIN & WERTZ


Irvine, California
March 10, 2000